EXECUTIVE EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the Effective Date specified below (this “Agreement”) by and between Innophos Holdings, Inc., a Delaware corporation (the “Company”), and [__________] (the “Executive”).

Recitals

1.	The Executive has been employed by the Company since [__________].

2.	The Executive has been duly appointed and is serving as the Company’s [__________].

3.	It is in the best interests of the Company and its subsidiaries to provide the Executive with the compensation and benefits as provided herein in order to retain the services of the Executive and to permit the Executive to focus on the interests of the Company, its subsidiaries and its stockholders.

   Agreement

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Executive and the Company agree as follows.

     1. Effective Date. The “Effective Date” shall mean [__________]. As of the Effective Date, any prior written or unwritten employment agreement between the Company and the Executive shall be deemed terminated and superseded by this Agreement, and shall thereafter be of no further force or effect, except that any existing equity award, long-term incentive award, deferred compensation agreement, indemnification agreement and any other benefit or entitlement to which the Executive is entitled by reason of his employment with the Company prior to the Effective Date and not specifically covered by this Agreement (including without

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limitation, those awards, agreements and benefits set forth on Exhibit A attached hereto) will remain in full force and effect in accordance with their terms, except as provided herein.

     2. Employment Period. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to be employed by the Company, on the terms and subject to the conditions of this Agreement, for the period commencing on the Effective Date and ending on [__________] (the “Initial Period”). Following the Initial Period, this Agreement shall automatically renew for successive one-year periods (“Renewal Period”), unless either party gives written notice of non-renewal to the other party at least [_____________] prior to the end of the Initial Period or any Renewal Period, as applicable. For purposes of this Agreement, the “Employment Period” shall include the Initial Period and any subsequent Renewal Period.

    3. Terms of Employment.

        (a) Position and Duties.

              (i) Position. During the Employment Period, the Executive shall serve as the Company’s [__________], with duties, powers and responsibilities provided in the Company’s Bylaws for such office and otherwise commensurate with such title and office. He shall report to [__________].

              (ii) Exclusivity. During the Employment Period, and excluding any periods of disability, vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the Executive’s responsibilities hereunder, to use the Executive’s reasonable best efforts to perform such

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responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to: (A) serve on corporate, civic or charitable boards or committees; (B) deliver lectures, fulfill speaking engagements or teach at educational institutions; and (C) manage personal and family investments; all so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement; and, in the case of the Executive’s management of his personal and family investments, so long as all such investment management activities comply with the Company’s personal trading policies and with applicable law.

                (iii) Place of Business. The Executive’s place of business shall be at the Company’s Cranbury, New Jersey headquarters location, subject to temporary assignment (not to exceed 30 days in any calendar year) and business travel as may be reasonably necessary to conduct the Company’s business.

          (b) Compensation.

                (i) Base Salary. During the Employment Period (commencing on January 1, 2008 thereof) the Executive shall receive an annual base salary (“Annual Base Salary”) of [
__________]. The Annual Base Salary shall be reviewed by the Compensation Committee (the “Committee”) of the Board no less frequently than every 12 months during the Employment Period and may be increased (but not decreased) at the discretion of the Committee or the Board. If the Executive’s Annual Base Salary is increased, the increased amount shall be the new Annual Base Salary for the remainder of the Employment Period, subject to continued annual review and adjustment. The Annual Base Salary shall be payable in installments subject to legally required tax withholdings, consistent with the Company’s payroll procedures in effect from time to time, provided that such installments shall be no less frequent than monthly.

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               (ii) Annual Bonus. In addition to the Annual Base Salary, the Executive shall be eligible to earn, for each calendar year ending during the Employment Period, an annual bonus (an “Annual Bonus”) on terms and conditions, including performance goals, as set forth from time to time in the Company’s Executive, Management and Sales Incentive Plan or such other short-term written bonus plan in effect during the Employment Period (collectively, the “Bonus Plan”). The Executive’s annual target bonus (the “Target Bonus”) initially shall be [_____] (the “Target Percentage”) of the Annual Base Salary and the percentage of Annual Base Salary constituting the Target Bonus shall be reviewed by the Committee no less frequently than every 12 months during the Employment Period and may be increased (but not decreased) at the discretion of the Committee or the Board. Provided that the Executive is employed by the Company at the end of the applicable calendar year (except as provided in Section 5 below), the Executive’s Annual Bonus shall be fully vested upon the close of the calendar year to which it relates, and unless deferred by the written agreement of the Company and the Executive, shall be paid promptly after the close of such year but in any event on or before March 15 of the calendar year following the calendar year for which the Annual Bonus is to be paid.

              (iii) Long-Term Incentive Compensation. During the Employment Period, the Executive shall be entitled to participate in the Company’s long term incentive compensation arrangements, including without limitation the Company’s 2006 Long Term Equity Incentive Plan and successor plans, if any (collectively, the “LTI”), as such arrangements are in effect from time to time, on terms and conditions generally applicable to the highest level of the Company’s executive employees. The Executive’s target awards for LTI purposes shall be determined separately for each new performance measurement period by the Committee within 90 days of the commencement of each performance measurement period and, subject to

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the performance measurement cycle(s) established by the Committee, no less frequently than every 12 months during the Employment Period. LTI awards in the Committee’s or the Board’s discretion may be granted in the form of stock options, restricted stock, phantom stock, cash, stock appreciation rights or units, performance shares or any combination thereof, or other form approved by the Committee or the Board (collectively, “LTI Awards”), as provided in the LTI. Provided the Executive is employed by the Company at the end of the applicable calendar year (except as otherwise provided in Section 5 below), the Executive’s LTI Awards shall be fully vested upon the close of the performance period to which they relate, and unless deferred by the written agreement of the Company and the Executive, shall be paid promptly after the close of such performance period but in any event on or before March 15 of the calendar year following the calendar year in which the Executive first acquires a vested right to receive such LTI Award.

              (iv) Additional Awards. Notwithstanding the granting of LTI Awards to the Executive, nothing in this Agreement shall prohibit the Company from granting to the Executive other LTI Awards or other property which shall be subject to such terms and conditions as may be set forth in such further agreement as the Company may provide.

              (v) Incentive, Pension, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all other compensation and incentive plans, practices, policies and programs, and all savings and retirement plans, practices, policies and programs, including any pension programs and the retirement savings restoration plan maintained by the Company, in each case on terms and conditions no less favorable than the terms and conditions generally applicable to the Company’s United States-based executive employees.

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               (vi) Welfare Benefit Plans. During the Employment Period, the Executive and the Executive’s spouse and eligible dependents, as the case may be, shall participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliates (including, without limitation, medical, prescription, dental, disability, individual and group life, accidental death and travel accident insurance plans and programs) on terms and conditions no less favorable than the terms and conditions generally applicable to the Company’s executive employees. Following the Employment Period, the Executive and the Executive’s spouse and eligible dependents shall participate in, and shall receive all benefits under, any retiree health plan of the Company subject to the terms of such plan, unless such plan is modified or terminated by the Company with respect to the Company’s United States-based executive employees generally.

               (vii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company’s policies, practices and procedures in effect from time to time for executive employees.

               (viii) Fringe Benefits. During the Employment Period, in addition to the other benefits and entitlements as provided herein, the Executive shall be entitled to fringe benefits on the same basis as those provided generally to the Company’s United States-based executive employees.

               (ix) Vacation. During the Employment Period, the Executive shall be entitled to four weeks’ paid vacation in accordance with the plans, policies, programs and practices of the Company, but in no event shall the Executive’s paid vacation for calendar year 2008 and for subsequent calendar years beginning during the Employment Period be less than

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the number of weeks as provided in the Company’s vacation policy as in effect on the Effective Date.

               (x) Relocation Benefit. [Reserved]

               (xi) Section 162(m) Performance Criteria. The parties acknowledge and agree that compensation payable to the Executive under bonus and incentive plans referred to in Paragraphs 3(b)(ii) and (iii) of this Agreement for any calendar year for which he is treated as a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) will be subject to the attainment of such corporate and/or individual performance goals as the applicable bonus or incentive compensation plan may provide, or as the Committee or the Board may establish in its discretion in accordance with the terms of such plan, with the intent of having the compensation so payable treated as qualified performance-based compensation for purposes of Code Section 162(m).

               (xii) Satisfaction of Withholding Requirements. All grants and payments to the Executive under this Agreement are subject to and conditioned upon satisfaction of all required tax withholding requirements. The Executive shall execute all documents and take all action reasonably deemed necessary by the Company to ensure compliance with all such withholding requirements.

     4. Termination of Employment.

          (a) Death or Disability. The Employment Period and the Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below),

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it may provide to the Executive written notice in accordance with Paragraph 4(g) of this Agreement of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), if, within the 30 days after the receipt of such notice, the Executive shall not have returned to full-time performance of the Executive’s duties and shall not have presented reasonable evidence that he has not incurred a Disability. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 180 consecutive days as a result of mental or physical incapacity, which qualifies the Executive for benefits under the Company’s long-term disability program covering the Executive and which is reasonably believed by the Company based on the facts available at the time to be total and permanent.

          (b) Termination by the Company with or without Cause. The Company may terminate the Employment Period and the Executive’s employment during the Employment Period with or without Cause. For purposes of this Agreement, “Cause” shall mean:

               (i) the continued and willful failure of the Executive at any time to attempt in good faith to perform the Executive’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, but including a continued and willful failure by the Executive for any other reason to attempt in good faith to meet reasonable, material performance expectations that are not measured by Company economic performance), after a written demand for performance is delivered to the Executive by the Company or its representative, which specifically identifies the manner in which the Company believes that the Executive has not attempted in good faith to perform the Executive’s duties and which gives the Executive no fewer than 60 days to cure the deficiency noted therein; or

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            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or

            (iii) conviction of the Executive of a felony (other than a traffic-related felony) or a guilty or nolo contendere plea by the Executive with respect thereto; or

            (iv) a material breach by the Executive of any material provision of this Agreement; provided that, if such breach is curable, the Company shall not have the right to terminate the Executive’s employment for Cause pursuant to this Paragraph 4(b)(iv) unless the Executive, having received written notice of the breach, fails to cure the breach within 60 days; or

            (v) a willful violation by the Executive of a material legal requirement, or of any material written Company policy or procedure that is materially and demonstrably injurious to the Company; or

            (vi) the Executive’s failure to obtain or maintain, or inability to qualify for, any license (other than a driver’s license) required by law for the performance of the Executive’s material job responsibilities, or the suspension or revocation of any such license held by the Executive as a result of an action or inaction by the Executive; provided that, if such failure, suspension or revocation is curable, the Company shall not have the right to terminate the Executive’s employment for Cause pursuant to this Paragraph 4(b)(vi) unless the Executive, having received written notice of the failure, does not cure the failure within a reasonable time (not less than 60 days after the receipt of such notice), provided, in no event shall Cause exist under this clause (vi) so long as the Executive is diligently pursuing a cure of such failure, suspension or revocation in good faith and the failure is cured within 120 days after receipt of notice.

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        (c) Willfulness. For purposes of Paragraph 4(b), no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive without the reasonable, good faith belief that the Executive’s act or omission was in accordance with, or not contrary to, the duties and responsibilities of Executive’s position. Any act, or failure to act, based upon express authority given by the Company with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in the best interests of the Company.

        (d) Termination Procedures. If the Company desires to terminate the Executive’s employment for Cause pursuant to Paragraph 4(b)(i), (iii), (iv) or (v) above, the cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in Paragraph 4(b)(i), (iii), (iv)~~,~~ or (v) above, and specifying the particulars thereof in detail.

        (e) Termination by Executive with or without Good Reason. The Executive may terminate the Employment Period and his employment with or without Good Reason. Termination with Good Reason shall be treated for purposes of this Agreement as a termination by the Company “without Cause.” For purposes of this Agreement, “Good Reason” shall mean, in the absence of a written consent of the Executive:

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            (i) a material reduction in the Executive’s authority, title or duties, or the assignment to the Executive of duties that are inconsistent in a significant way with the Executive’s position, and in any case excluding for this purpose any action not taken in bad faith and that is remedied by the Company within 10 business days after receipt of written notice thereof given by the Executive;

            (ii) the Executive’s removal from any of his positions; or

            (iii) any material reduction by the Company in the overall value of the Executive’s compensation and benefits package, other than (a) a reduction not occurring in bad faith and which is remedied by the Company within 30 business days after receipt of written notice thereof given by the Executive, (b) a reduction solely attributable to a decline in the share price of the Company’s stock and not by reason of any action by the Company intended to reduce the overall value of the Executive’s compensation and benefits package, (c) a reduction applicable equally or ratably to the Company’s executive employees following an extraordinary decline in the Company’s earnings, share price or public image or (d) a reduction in the number or value of LTI Awards, so long as the Executive remains eligible for LTI Awards under the Company’s LTI Plan, policies and practices as in effect with respect to the Executive on the Effective Date; or

            (iv) any material failure by the Company to comply with and satisfy any material provision of this Agreement (including Paragraphs 5(f)(ii) or 10(c)), excluding for this purpose any action not taken in bad faith and which is remedied by the Company within 30 business days after receipt of written notice thereof given by the Executive; or

            (v) continuing, in effect and not revoked after 30 business days’ written notice of objection from the Executive, any order from any person to whom the

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Executive reports, directing the Executive to take any action or to refrain from taking any action, in any case, that in Executive’s good-faith, considered and informed judgment violates any applicable legal or regulatory requirement.

     The Executive’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (v) shall not affect the Executive’s ability to terminate employment for Good Reason.

        (f) Sunset on Right to Terminate for Good Reason. If circumstances arise giving the Executive the right to terminate the Employment Period and his employment for Good Reason, the Executive shall, within 120 days of learning of such circumstances, notify the Company in writing of the existence of such circumstances, and the Company shall have an additional 30 days within which to investigate and remedy the circumstances, immediately after which 30 days the Company shall provide the Executive with a written determination setting forth the results of such investigation, after the receipt of which, if the circumstances have not been fully cured by the Company, the Executive shall have an additional 60 days within which to exercise the right to terminate for Good Reason. The Executive shall be conclusively deemed to have learned of such circumstances on the date of any written notice to the Executive concerning such circumstances. If the Executive does not timely do so, the right to terminate for Good Reason shall lapse and be deemed waived, and the Executive shall not thereafter have the right to terminate for Good Reason unless further circumstances occur which themselves give rise to a right to terminate for Good Reason, in which case the provisions of this Paragraph 4(f) shall once again apply, based on such further circumstances.

        (g) Notice of Termination. Any termination by the Company with or without Cause, or by the Executive with or without Good Reason, shall be communicated by Notice of

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Termination to the other party hereto given in accordance with Paragraph 13(b) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which: (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined in subparagraph (h) below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not constitute a waiver of any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

     (h) Date of Termination. Except as otherwise provided in Paragraph 12(a) hereof, “Date of Termination” means (i) if the Executive’s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date, specified therein, that is within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by the Company without Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, (iv) if the Executive’s employment is terminated by the Executive other than for Good Reason, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date, specified therein, that is within 30 days of such notice, subject to

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Company or its subsidiaries, if, during the Employment Period, the Company terminates the Executive’s employment without Cause, or the Executive terminates his employment for Good Reason, or the Executive’s employment terminates at the end of the Employment Period following a non-renewal by the Company under Paragraph 2, then, in addition to the Obligations to be paid or provided to the Executive as provided in Paragraph 5(a) above, but conditioned upon the Executive’s execution (and, if applicable, non-revocation) of a mutual release in the form of the Release attached hereto as Exhibit B (the “Release”):

               (i) the Company shall pay to the Executive severance compensation in an amount equal to the Annual Base Salary and Annual Bonus amounts that the Executive would have earned under Paragraphs 3(b)(i) and 3(b)(ii), above, (A) if the Executive had remained employed for [_____] months following the Date of Termination or, if the Date of Termination occurs before the end of the Initial Period, for the greater of [_____] months following the Date of Termination or the remaining portion of the Initial Period (such period or assumed continuing employment is hereinafter referred to as the “Severance Period”) and (B) if, for each calendar year or portion thereof within the Severance Period, he had earned, based on the assumed attainment of all applicable performance goals for such year, an Annual Bonus in an amount equal to (1) the Target Bonus in effect for him immediately prior to his Date of Termination, multiplied by (2) a fraction, the numerator of which is the number of days in the Severance Period that fall within such calendar year, and the denominator of which is 365. The Annual Base Salary payments to be made pursuant to the preceding sentence shall be paid in equal monthly installments, and each Annual Bonus amount payable pursuant to the preceding sentence shall be paid at the same time following the close of the calendar year to which it relates as it would have been paid pursuant to Paragraph 3(b)(ii) if the Executive had remained

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Company or its subsidiaries, if, during the Employment Period, the Company terminates the Executive’s employment without Cause, or the Executive terminates his employment for Good Reason, or the Executive’s employment terminates at the end of the Employment Period following a non-renewal by the Company under Paragraph 2, then, in addition to the Obligations to be paid or provided to the Executive as provided in Paragraph 5(a) above, but conditioned upon the Executive’s execution (and, if applicable, non-revocation) of a mutual release in the form of the Release attached hereto as Exhibit B (the “Release”):

               (i) the Company shall pay to the Executive severance compensation in an amount equal to the Annual Base Salary and Annual Bonus amounts that the Executive would have earned under Paragraphs 3(b)(i) and 3(b)(ii), above, (A) if the Executive had remained employed for [_____] months following the Date of Termination or, if the Date of Termination occurs before the end of the Initial Period, for the greater of [_____] months following the Date of Termination or the remaining portion of the Initial Period (such period or assumed continuing employment is hereinafter referred to as the “Severance Period”) and (B) if, for each calendar year or portion thereof within the Severance Period, he had earned, based on the assumed attainment of all applicable performance goals for such year, an Annual Bonus in an amount equal to (1) the Target Bonus in effect for him immediately prior to his Date of Termination, multiplied by (2) a fraction, the numerator of which is the number of days in the Severance Period that fall within such calendar year, and the denominator of which is 365. The Annual Base Salary payments to be made pursuant to the preceding sentence shall be paid in equal monthly installments, and each Annual Bonus amount payable pursuant to the preceding sentence shall be paid at the same time following the close of the calendar year to which it relates as it would have been paid pursuant to Paragraph 3(b)(ii) if the Executive had remained

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immediately vested in full as of the Date of Termination, to the extent that such awards would have become vested during the [_____] month period following the Date of Termination if the Executive had remained in employment with the Company until the end of such period and, in the case of any such award that was subject to attainment of any performance targets, if all targets applicable to such award were deemed to be fully attained during the applicable performance period. In the case of any cash awards that become vested pursuant to the preceding sentence, the amount thereof shall be paid to the Executive in a single cash lump sum within 30 days following the Date of Termination. Any stock options that become so vested shall remain exercisable for the lesser of (a) the remainder of their respective original terms, or (b), [
_____] months; and

               (iv) the Company shall pay to the Executive an additional severance payment in a single lump sum in cash within 10 days of the Date of Termination and in an amount equal to (a) the Target Percentage multiplied by the Annual Base Salary then in effect multiplied by (b) a fraction the numerator of which is the number of days elapsed in the calendar year to the Date of Termination and the denominator of which is 365; and

               (v) If the Executive is not exempted or cannot by reason of this Agreement be exempted from the Severance Policy, the amount of the severance pay described in clause (i) above shall be offset by the present value of any amount to be paid to the Executive pursuant to the Severance Policy.

          (c) Death. If the Executive’s employment is terminated by reason of the Executive’s death during the Employment Period, the Company shall pay or provide the Executive’s estate or beneficiaries with the Obligations and shall provide the Welfare Benefits to the Executive’s spouse and eligible dependents, if any, in accordance with the provisions of

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Paragraph 5(b)(ii) above, for the greater of the length of time defined in the applicable benefit plan or policy in effect at the time of the Executive’s death or a 12 month period commencing as of the Date of Termination. In addition, all of the Executive’s outstanding Retention Incentive Awards shall be treated as described in Paragraph 5(b)(iii) above in respect of a 12 month period following the Date of Termination for purposes of this subparagraph (c). The Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in the manner and at the time or times provided in Paragraph 5(a) above.

          (d) Disability. If the Executive’s employment is terminated by reason of the Executive’s Disability during the Employment Period, the Company shall pay or provide to the Executive with the Obligations and shall provide the Welfare Benefits to the Executive, his spouse and eligible dependents, if any, in accordance with the provisions of Paragraph 5(b)(ii) above, for the greater of the length of time defined in the applicable benefit plan or policy in effect at the time the Executive becomes disabled or a 12 month period commencing as of the Date of Termination. In addition, all of the Executive’s outstanding Retention Incentive Awards shall be treated as described in Paragraph 5(b)(iii) above in respect of a 12 month period following the Date of Termination for purposes of this subparagraph (d). The Obligations shall be paid to the Executive in the manner and at the time or times provided in Paragraph 5(a) above.

          (e) Cause; Other than for Good Reason. If the Company terminates the Executive’s employment for Cause, or the Executive terminates his employment without Good Reason, in either case, during the Employment Period, the Company shall pay or provide the Executive with the Obligations as set forth in Paragraph 5(a). In no event shall a termination without Good Reason by the Executive, as described in Paragraph 4(e), constitute a breach of this Agreement by the Executive.

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          (f) Change in Control. (i) If the Executive’s employment is terminated (1) by the Company without Cause, (2) by the Executive for Good Reason, or (3) at the end of the Employment Period following non-renewal under Paragraph 2, in each case within 24 months after a Change in Control, the Company shall pay or provide the Executive with the payments and benefits set forth in Paragraphs 5(b)(i)-(iii), and such payments and benefits shall be paid or provided at the time and in the manner therein provided, except that each number or period under Paragraphs 5(b)(i)-(iii) shall be extended to [_____] months. If the Executive’s employment is terminated (x) by the Company without Cause, (y) by the Executive for Good Reason, or (z) at the end of the Employment Period following non-renewal under Paragraph 2, in each case within six months before a Change in Control, the Executive shall be entitled to receive the same payments and benefits as he would have received in accordance with the immediately preceding sentence had his employment with the Company terminated immediately following the occurrence of the Change in Control. To the extent that any cash amounts which the Executive is entitled to receive pursuant to such preceding sentence exceeds the amounts, if any, that were paid to the Executive under Paragraph 5(b) upon his termination of employment prior to the Change in Control, the excess amounts shall be paid to the Executive in a single cash lump sum (x) within 10 days after the date of the Change in Control or (y), in the case of any cash payment that may become payable to the Executive after that date pursuant to Paragraph 5(b)(ii) above, at the time specified therein for such payment to be made. Notwithstanding the foregoing, any payments or benefits accruing to the Executive solely as a result of a Change in Control or similarly defined event under any plan or arrangement of the Company in which the Executive participates shall accrue and be provided to the Executive in accordance with such plan or

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more favorable to the Executive than the same or similar provision provided for herein.

               (ii) Code Section 4999. If any payments or benefits to be made to or for the benefit of the Executive under this Agreement or under any plan or arrangement maintained by the Company or its affiliated companies are subject to the excise tax under Code Section 4999, such payments or benefits nonetheless shall be subject to the provisions set forth in Exhibit C attached to this Agreement and made part hereof as if set forth at length in the body of the Agreement.

               (iii) Definition. For purposes of this Agreement, a “Change in Control” means the date on which the earliest of the following events occurs:

                     (A) any Person, as defined in this Paragraph 5(f)(iii) below, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (x) the then outstanding shares of common stock of the Company or (y) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”);

                    (B) any Person becomes the beneficial owner of 50% or more of (x) the then outstanding shares of common stock of IIH or Innophos (as defined in this Paragraph 5(f)(iii) below) or (y) the combined voting power of the then outstanding securities of IIH or Innophos entitled to vote generally in the election of directors;

                    (C) the closing of a sale or other disposition (whether by merger, consolidation, reorganization or otherwise) of all or substantially all of the assets of the

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Company, or the Company adopts a plan of liquidation providing for the distribution of all or substantially all of its assets;

                         (D) the Company combines with another entity and is the surviving entity but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Company Voting Stock or other ownership interests of the combined entity (there being excluded from the number of shares or other ownership interests held by such stockholders, but not from the voting stock of the combined entity, any shares or other ownership interests received by affiliates of such other entity in exchange for stock or other ownership interests of such other entity);

                         (E) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the employment agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

provided, however, notwithstanding anything herein to the contrary, for purposes of this Agreement, a Change in Control shall not include any transaction, whether by bona fide public offering or private placement to institutional investors of any class or series of capital stock of the Company, determined by the Board to be effected for the purpose of equity financing, including the conversion of any debt securities of the Company into equity securities of the Company. The definition of a Change in Control under this Agreement is not intended to modify or otherwise affect the definition of such term or any similar term under any other plan or arrangement of the Company. For purposes of this Paragraph 5(f), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

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Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company; “IIH” means Innophos Investments Holdings, Inc., a Delaware corporation; and “Innophos” means Innophos, Inc., a Delaware corporation.

               (g) At the end of the Employment Period or Thereafter. If the Executive’s employment shall terminate at the end of the Employment Period by virtue of the expiration of this Agreement, or for any other reason thereafter (other than under Paragraphs 5(c), (d), (e) or (f)), the Company shall pay to the Executive the Obligations to the extent unpaid plus, upon the Executive’s signing a Release, the severance payments and benefits set forth in Paragraph 5(b)(i), (ii) and (iii) (in the case of cash payments under Paragraph 5(b)(i), in a lump sum in cash within 10 days after the date of termination of the Employment Period), but as if the Executive had remained employed for 12 months following the Date of Termination for purposes of this subparagraph (g).

     6. Non-exclusivity of Rights. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Executive may qualify, nor shall anything herein limit or otherwise negatively affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts that are vested benefits, consisting of any compensation previously deferred by the Executive, or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or any of its affiliated companies at or subsequent

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to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or other contract or agreement, except as explicitly modified by this Agreement.

     7. Arbitration; No Set Off. Any controversy, dispute or claim arising out of or relating to this Agreement, the Executive’s employment with the Company, or the termination thereof (collectively, “Covered Claims”) shall be resolved by binding arbitration, to be held in Newark, New Jersey, before a panel of three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly advance to the Executive (and his beneficiaries) any and all costs and expenses (including without limitation attorneys’ fees) incurred by the Executive (or any of his beneficiaries) in resolving any such Covered Claim; provided, however, that to the extent that the Executive’s claims/defenses do not prevail in such arbitration, then any amounts advanced shall be repaid by the Executive (or his beneficiaries) to the Company. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due from the Company and its affiliated companies under this Agreement or otherwise. Except as provided below, the Company’s obligation to make or cause to be made the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its affiliated companies may have against the Executive or others.

     8. Nature of Obligation. Except as provided in Paragraph 5(f)(ii) hereof, (i) the Company shall not be required to establish a special or separate fund or other segregation of assets to assure payments under this Agreement, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Employee shall have no right, title

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or interest in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments and (ii) nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments under this Agreement such right shall be no greater than the right of an unsecured creditor.

     9. Restrictive Covenants.

           (a) The Executive acknowledges that his employment as an executive officer of the Company creates a relationship of confidence and trust between the Executive and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. The Executive further acknowledges the competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this Paragraph 9 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions could cause substantial and irreparable injury to the Company.

          (b) The Executive and the Company agree that provisions of Exhibit D attached to this Agreement shall be made a part hereof as if set forth at length in the body of this Agreement.

     10. Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the

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laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and the Executive’s legal representatives.

           (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company without the Executive’s prior written consent, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company, provided that the terms and conditions of Paragraph 10(c) below are satisfied. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns.

          (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly, and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, all within 10 days after the occurrence of the applicable event. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11. Indemnification and Directors and Officers’ Insurance.

          (a) Scope of Indemnification.

               (i) General Indemnification. Without limiting or otherwise affecting the Company’s obligations under the Indemnification Agreement referred to in clause (ii) below, the Company shall, and shall cause IIH and Innophos to, indemnify and defend the Executive to

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the fullest extent permitted under Delaware law (including without limitation the Delaware General Corporation Law and the Company’s (and IIH’s and Innophos’) Certificate of Incorporation and By Laws) from and against any expenses (including but not limited to attorneys’ fees, expenses of investigation and preparation and fees and disbursements of the Executive’s accountants or other experts), judgments, fines, penalties and amounts paid in settlement (collectively, the “Indemnified Liabilities”) actually and reasonably incurred by the Executive in connection with any proceeding in which the Executive was or is made party or was or is involved (for example, as a witness) by reason of the fact the Executive was or is employed by the Company or was or is an officer or director of the Company, IIH and/or Innophos, except that such obligation shall not extend to any proceeding to the extent initiated or instituted by the Executive.

               (ii) Special Indemnification. The Company and the Executive are parties to an Indemnification Agreement preceding the Effective Date and covering the Executive’s service on behalf of the Company and its subsidiaries. During the Employment Period and continuously for 10 years from the Date of Termination with respect to acts or omissions which occurred prior to his cessation of employment with the Company, the Company shall continue to keep such Indemnification Agreement in full force and effect for the Executive.

          (b) Insurance. The Company agrees to continue and maintain directors’ and officers’ liability insurance policies covering the Executive at least to the extent provided on the date hereof. Such insurance coverage shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company with respect to acts or omissions which occurred prior to his cessation of employment with, or service as a director of, the

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Company. Insurance contemplated under this Paragraph 11(b) shall inure to the benefit of the Executive’s heirs, executors and administrators.

     12. Code Section 409A Compliance. The parties intend that any severance or other compensation payable to the Executive under this Agreement be paid or provided in compliance with Section 409A of the Code and all regulations, guidance, and other interpretative authority issued thereunder (“Section 409A”) such that there will be no adverse tax consequences, interest, or penalties for the Executive under Section 409A as a result of the payments and benefits so paid or provided to him. The parties agree to modify this Agreement, or the timing (but not the amount) of the payment of the severance or other compensation, or both, to the extent necessary to comply with Section 409A. In addition, notwithstanding anything to the contrary contained in any other provision of this Agreement, the payments and benefits to be provided to the Executive under this Agreement shall be subject to the provisions set forth below.

          (a) The date of the Executive’s “separation from service”, as defined in the regulations issued under Section 409A, shall be treated as the Executive’s Date of Termination for purpose of determining the time of payment of any amount (other than Obligations) that becomes payable to the Executive pursuant to Paragraph 5 hereof upon the termination of his employment.

          (b) In the case of any amounts that are payable to the Executive under this Agreement, or under any other “nonqualified deferred compensation plan” (within the meaning of Section 409A) maintained by the Company or any of its affiliated companies, in the form in the form of “a series of installment payments”, as defined in Treas. Reg. §1.409A-2(b)(2)(iii), (A) the Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments under Treas. Reg. §1.409A-2(b)(2)(iii), and (B) to the extent any such plan

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does not already so provide, it is hereby amended to so provide, with respect to amounts payable to the Executive thereunder.

          (c) If the Executive is a “specified employee” within the meaning of the Section 409A at the time of the Executive’s “separation from service” within the meaning of Section 409A, then any payment otherwise required to be made to the Executive under this Agreement on account of the Executive’s separation from service, to the extent such payment (after taking in to account all exclusions applicable to such payment under Section 409A) is properly treated as deferred compensation subject to Section 409A, shall not be made until the first business day after (i) the expiration of six months from the date of the Executive’s separation from service, or (ii) if earlier, the date of the Executive’s death (the “Delayed Payment Date”). On the Delayed Payment Date, there shall be paid to the Executive or, if the Executive has died, to the Executive’s estate, in a single cash lump sum, an amount equal to aggregate amount of the payments delayed pursuant to the preceding sentence, plus interest thereon at the Delayed Payment Interest Rate (as defined below) computed from the date on which each such delayed payment otherwise would have been made to the Executive until the Delayed Payment Date. For purposes of the foregoing, the “Delayed Payment Interest Rate” shall mean the national average annual rate of interest payable on jumbo six-month bank certificates of deposit, as quoted in the business section of the most recently published Sunday edition of The New York Times preceding the date as of which Executive is treated as having incurred a separation from service for purposes of Section 409A.

          (d) All expenses eligible for reimbursement hereunder shall be paid to the Executive promptly, but in any event by no later than December 31 of the calendar year following the calendar year in which such expenses were incurred. The expenses incurred by

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the Executive in any calendar year that are eligible for reimbursement under this Agreement shall not affect the expenses incurred by the Executive in any other calendar year that are eligible for reimbursement hereunder. The Executive’s right to receive any reimbursement hereunder shall not be subject to liquidation or exchange for any other benefit.

           (e) If, as of the date on which, or by which, any payment required to be made to the Executive (or his estate) under this Agreement, calculation of the amount of such payment is not administratively practicable due to events beyond the control of the Executive (or his estate) then such payment shall be made to the Executive (or his estate) within 10 business days after, but in any event by no later than December 31 next following, the date on which calculation of the amount of such payment first becomes administratively practicable.

     13. Miscellaneous.

          (a) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. No provision of this Agreement may be waived except by a written waiver explicitly identifying the provision and signed by the party making the waiver.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: If to the Company:	At the most recent address on file at the Company. Innophos Holdings, Inc. 259 Prospect Plains Road Cranbury, NJ 08512 Attn: Vice President – Human Resources

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And

Innophos Holdings, Inc.
259 Prospect Plains Road
Cranbury, NJ 08512
Attn: Chair, Compensation Committee

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice, request or other communication given in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered to the recipient (provided a written acknowledgment of receipt is obtained), (ii) three business days after mailing by certified or registered mail, postage prepaid, return receipt requested or (iii) two business days after being sent by a nationally recognized overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier), to the party concerned at the address indicated above (or such other address as the recipient shall have specified by ten (10) days’ advance written notice given in accordance with this Paragraph 13(b)).

          (c) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company shall withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the

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Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Definitions set forth in this Agreement and any terms of this Agreement which conflict with the provisions of any other policy, plan, contract, or other arrangement which applies to the Executive shall supersede and replace the conflicting provisions of such other policy, plan, contract or arrangement to the extent necessary to resolve the conflict.

          (g)  (i) The interpretation and construction of this Agreement (including the Exhibits hereto) shall be governed by the internal laws of the State of New Jersey as a contract to be performed in such state and without regard to the conflict of law provisions thereof.

               (ii) Notwithstanding Paragraph 7 above, the Company may seek equitable relief in the event of a breach by the Executive of the covenants set forth in Exhibit C hereto. In that regard, the parties hereby consent to exclusive jurisdiction and agree that such proceeding will be conducted in the federal or state courts of the State of New Jersey sitting in and for the County of Middlesex or otherwise in such state and county wherein the headquarters of the Company is located at the time; provided such other location shall be in the United States of America. To effect the foregoing, the Executive hereby subjects himself to the in personam jurisdiction of such courts and waives all objections as to improper venue for such forum posited as provided in the preceding sentence.

          (h) Except as otherwise expressly set forth in this Agreement, upon the expiration of the Employment Period, the respective rights and obligations of the parties shall survive such expiration to the extent necessary to carry out the intentions of the parties as embodied in the rights and obligations of the parties under this Agreement. This Agreement shall continue in effect until there are no further rights or obligations of the parties outstanding

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hereunder and shall not be terminated by either party without the express prior written consent of both parties.

               (i) The Company represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so, (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the Executive and the Company, it shall be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

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[__________] Signed: Date:	INNOPHOS HOLDINGS, INC. By: ____________________________
Title:
Date:

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For good and valuable consideration, the undersigned hereby agree to be bound by Section 11(a)(i) hereof.

INNOPHOS INVESTMENTS HOLDINGS, INC. By: _________________________	INNOPHOS, INC. By: _________________________
Title:	Title:
Date:	Date:

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EXHIBIT A

LIST OF AWARDS, AGREEMENTS AND BENEFITS

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EXHIBIT B

FORM OF MUTUAL RELEASE

1. Release of Claims.

          (a) The Executive recognizes that the payments and other benefits to be received by him include amounts and benefits above and beyond any amounts otherwise due him for services rendered or to be rendered or under the Company’s general policies or programs.

          In consideration of, and as a condition to these payments, the Executive hereby, to the extent allowed by law, releases and forever discharges the Company and all of its affiliates, present or former officers, directors, shareholders, Executives, agents, successors or assigns (the “Releasees”) from any claim concerning past, present or future employment and benefits thereunder, and of and from all claims or causes of action or other demands whatsoever, which he ever had, now has, or hereafter can, shall or may have against the Releasees, arising out of or related to his employment relationship with the Company or the termination of that relationship (the “Claims”).

          This release or giving up of the Claims is binding on the Executive, his heirs, assigns, and/or representatives.

          Listed below are the statutes and legal theories from which the Executive has released and discharged the Releasees and under which the Executive will not bring any Claim. In the event that the law prohibits a release or waiver of Claims under any such statute or theory, the Executive hereby waives the right to seek or accept damages in a proceeding under the statute or theory and/or hereby acknowledges that he has no valid Claim under such statute or theory. The Claims released are any alleged violation by the Company of:

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  The National Labor Relations Act, as amended;

  Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.;

  Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

  The Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.;

  The Immigration Reform Control Act, as amended;

  The Americans with Disabilities Act;

  The Age Discrimination in Employment Act, as amended, and including the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq.;

  The Fair Labor Standards Act, as amended;

  The Occupational Safety and Health Act, as amended;

  The Family and Medical Leave Act;

  The Consolidated Omnibus Budget Reconciliation Act, as amended;

  Any federal, state or local laws against discrimination or protecting whistleblowers, or any other federal, state or local law or common law relating to employment, wages, hours, or any other terms and conditions of employment.

The Claims released also are:

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  Any public policy, contract, tort, or other common law claim or cause of action, including but not limited to breach of implied or express contract, intentional or negligent infliction of emotional distress, negligent misrepresentation, defamation, wrongful discharge;

  Any claim or cause of action for commission, back wages or other compensation, including, but not limited to, commissions, back wages or compensation, related to or arising out of any payments or sums the Company has received or may receive in the future from any source at any time;

  Any claim or allegation for costs, fees, or other expenses, including attorneys’ fees, incurred in ay matter or proceeding.

          (b) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, for itself and on behalf of the other Releasees, to the extent allowed by law, releases and forever discharges the Executive and all of his heirs and legal representatives from any claim concerning past, present or future employment and benefits thereunder, and of and from all claims or causes of action or other demands whatsoever, which the Company and the Releasees ever had, now have or hereafter can, shall or may have against the Executive and his heirs and legal representatives, arising out of or related to the Executive’s employment relationship with the Company or the termination of that relationship.

     2. Unknown Claims Released. The Executive and the Company understand that they are releasing claims that they may not know about. This is the Executive’s and the Company’s knowing and voluntary intent, even though the Executive and the Company recognize that someday they might learn that some or all of the facts they currently believe to be

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true are untrue and even though they might then regret having signed this Release. Nevertheless, the Executive and the Company assume that risk and agree that this Release shall remain effective in all respects in any such case. The Executive and the Company expressly waive all rights they might have under any law that is intended to protect the Executive and the Company from waiving unknown claims, and they understand the significance of doing so.

     3. Claims Not Released. Anything to the contrary notwithstanding contained herein, nothing herein shall release Company or any Releasee from any claims or damages based on (i) any right the Executive may have to enforce this Release or the Employment Agreement, (ii) any right or claim that arises after the date of this Release, (iii) any right the Executive may have to benefits or entitlements under any applicable plan, agreement, program, award, policy or arrangement of Company, (iv) the Executive’s eligibility for indemnification and advancement of expenses in accordance with any agreement with the Company, applicable laws or the certificate of incorporation and by-laws of Company, or any applicable insurance policy or (v) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any Releasee, on the other hand, are jointly liable. Further and anything to the contrary notwithstanding contained herein, nothing herein shall release the Executive or his heirs or legal representatives from any claims or damages based on (i) any right the Company may have to enforce this Release, (ii) any right or claim that arises after the date of this Release or (iii) any right the Company may have to obtain contribution as permitted by law in the event of entry of judgment against the Company as a result of any act or failure to act for which the Company on the one hand, and the Executive, on the other hand, are jointly liable.

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     4. No Participation in Claims. The Executive understands that if this Agreement were not signed, he could have the right to voluntarily assist other individuals or entities in bringing claims against the Releasees. The Executive hereby waives that right and agrees not to provide any such assistance, other than assistance in an investigation or proceeding conducted by an agency of the United States, state or local government. To the extent that the law prohibits the Executive from waiving his right to bring and/or participate in the investigation of a claim, he nevertheless waives his right to seek or accept any damages or relief in any proceeding.

     5. Nonadmission of Liability. The Executive recognizes and agrees that this Release is not intended to imply any wrongdoing on the Releasees’ parts with respect to his employment or its termination, or any other reason, and shall not constitute evidence of the same.

     6. Voluntary Agreement. The Executive’s decision to enter into this Release is based solely on the mutual considerations described above and is wholly his free act and deed. Before signing this Release, the Executive has had the opportunity for up to twenty-one (21) days to carefully consider the terms and ramifications of this Release and the opportunity to consult with his advisors, legal or otherwise, which the Company has encouraged the Executive to do.

     7. Governing Law and Interpretation. This Release shall be governed and conformed in accordance with the laws of the State of New Jersey, without regard to its conflict of laws provisions.

     8. Separate Enforceability of Terms. If any terms of this Release are declared invalid by any court of competent jurisdiction, the Release shall be deemed amended by excluding the invalid term or terms, and all remaining terms shall continue in full force and effect. The Executive and the Company agrees to execute such amendments as may be

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necessary to accomplish the intent of this paragraph, which is to maintain in force all terms of this Release to the full extent permitted by law.

     9. Limitations on Changing Release. This Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Release.

     10. Revocation; Effectiveness. The Executive may revoke this Release for a period of seven (7) days following the day he executes this Release. Any revocation within this period must be submitted, in writing, to the Company at the address listed below. The revocation must be delivered to Vice President Human Resources, Innophos Inc, 259 Prospect Plains Road, Cranbury, NJ 08512. and postmarked within seven (7) days of execution of this Release. This Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Illinois, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

THE EXECUTIVE HAS HAD TWENTY ONE (21) DAYS TO CONSIDER THIS RELEASE AND CONFIRMS THAT THE COMPANY ADVISED HIM TO CONSULT WITH HIS ATTORNEY BEFORE EXECUTING THE RELEASE.

THE EXECUTIVE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHISWISE, MADE TO THIS RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY ONE (21) DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, THE EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST THE RELEASEES.

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By: _________________________
Name:
Title:
Date:

[_______________________]
Current personal mailing address:
____________________________
____________________________

Date: ________________________

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EXHIBIT C

1. Gross-Up Payments.

If upon or following a Change in Control (as defined in Paragraph 5(f)(iv) of the Employment Agreement of which these provisions are a part) any payment or benefit made or provided to or for the benefit of the Executive (whether pursuant to the terms of such Employment Agreement or any other plan, arrangement or agreement with the Company, with any person or persons whose actions result in a Change in Control, or with any affiliate of the Company or any such person or persons, and including, without limitation, any severance benefits and any amounts received or deemed received, within the meaning of any provision of the Code, by the Executive as a result of, and not by way of limitation, any automatic vesting, lapse of restrictions and/or accelerated target or performance achievement provisions, or otherwise, applicable to outstanding grants or awards to Executive under any of the Company’s incentive plans or agreements ) (any such payment or benefit, other than any Gross-up Payment or Additional Gross-Up Payment as defined below, is referred to hereinafter as a “Company Payment”), is determined to be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar or successor tax (the “Excise Tax”), the Company shall pay in cash to the Executive or for the Executive’s benefit as provided below an additional amount (referred to herein as a “Gross-Up Payment”), which additional amount shall be determined and paid in accordance with the provisions in Paragraphs 2 and 3 below.

2. Amount of Gross-Up Payment.

The Gross-up Payment to be made with respect to the Excise Tax to which any Company Payment is subject shall be an amount which, after reduction of such amount by any Excise Tax imposed thereon and by all federal, state and local income, employment, and other taxes payable

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by the Executive thereon, is equal to the Excise Tax payable with respect to such Company Payment, plus any interest or penalties payable with respect to such Excise Tax.

3. Determination and Payment of Initial Gross-Up Payment.

By no later than twenty (20) days before the date on which any Company Payment is scheduled to be made to the Executive (or as soon thereafter as is administratively practicable), a determination shall be made as to whether such Company Payment will be subject to Excise Tax, and if so, as to the amount of such Excise Tax and the amount of the Gross-up Payment required to be made hereunder with respect to such Excise Tax (the “Determination”). Such Determination shall be made in writing by a nationally-recognized certified public accounting firm selected by the Company that has not rendered services to the Company within two years prior to the date of the occurrence of the Change in Control (the “Accounting Firm”). All fees and expenses of the Accounting Firm shall be borne by the Company. Promptly after the Accounting Firm has made its Determination, it shall provide to the Company and to the Executive copies of its Determination, together with all detailed supporting calculations and documentation and any assumptions used or opinions rendered by the Accounting Firm in making its Determination. Subject to any determinations made by the Internal Revenue Service (the “IRS”), all determinations of the Accounting Firm with respect to the initial amount of any Gross-up Payment to be made hereunder (and of any Additional Gross-up Payment to be made pursuant to Paragraph 5 below), shall be binding on the Company and the Executive. The initial amount of the Gross-Up Payment so determined with respect to any Company Payment (the “Initial Gross-Up Payment”) shall be paid by the Company to the Executive or to the IRS and any other applicable taxing authority on behalf of the Executive as soon as practicable following the Executive’s receipt or deemed receipt of such Company Payment, and may be satisfied by

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the Company making a payment or payments on Executive’s account in lieu of withholding for tax purposes, but in all events shall be made by no later than thirty (30) days after the Executive’s receipt or deemed receipt of such Company Payment.

4. Computation Assumptions.

For purposes of the Determination to be made by the Accounting Firm as to whether any Company Payments will be subject to Excise Tax, and if so, the amount of any such Excise Tax that will be payable with respect to such Company Payments, and the amount of any Gross-Up Payment or Additional Gross-Up Payment to be made with respect to such Excise Tax, the following assumptions shall be made by the Accounting Firm:

a.

Any other Company Payments received or to be received by the Executive in connection with or contingent upon a Change in Control of the Company shall be aggregated to determine whether the Executive has received or will receive any “parachute payment” within the meaning of Section 280G(b)(2) of the Code, and if so, the amount of any “excess parachute payments” within the meaning of Code Section 280G(b)(1) that will be treated as subject to the Excise Tax, except to the extent that the Accounting Firm rendering the Determination concludes that any such other Company Payment does not constitute a parachute payment, or that any portion of such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

b.	The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accounting Firm rendering the Determination in accordance with the principles of Section 280G(d)(3) and (4) of the Code and the applicable regulations issued under Code Section 280G.

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c.

The compensation and benefits provided for in the Executive’s Employment Agreement, and any other compensation earned by the Executive prior to the Executive’s Date of Termination (as defined in such Employment Agreement) pursuant to the Company’s compensation programs (if such compensation would have been payable in the future in any event, even though the timing of such payment is triggered by the Change in Control), shall for purposes of any Determination to be made pursuant to Paragraph 3 of this Exhibit A be deemed to be reasonable; and

d.

The Executive shall be deemed to pay federal, state, and local income taxes at the highest applicable marginal rate of taxation (and shall be deemed to be subject to employment taxes only to the extent determined by taking into account any wage base limitations, applicable in the calendar year in which the Gross-Up Payment is to be made.

5.	Additional Gross-up Payments

If it should be subsequently determined by the Accounting Firm or the IRS that Excise Tax is payable with respect to any Company Payment in an amount greater than the amount taken into account in calculating the amount of the Initial Gross-Up Payment made hereunder with respect thereto (including by reason of any other Company Payment the existence or amount of which could not be determined at the time such Initial Gross-Up Payment was made), the Company shall make an additional Gross-Up Payment ( “Additional Gross-up Payment”) to the Executive or to the IRS and any other applicable taxing authority for his benefit in respect of such excess

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(such excess is referred to hereinafter as an “Additional Excise Tax”), plus any interest, penalties or additions payable by the Executive with respect to such Additional Excise Tax. If the Accounting Firm determines that any such Additional Excise Tax is payable with respect to any Company Payment, the Additional Gross-Up Payment with respect thereto shall be made by no later than thirty (30) days from the date of the Accounting Firm’s determination. If the IRS claims that any Additional Excise Tax is payable with respect to any Company payment, any Additional Gross-Up Payment payable with respect thereto shall be made at the time provided in Paragraph 6 below.

6. Notification to Company.

The Executive shall promptly notify the Company in writing of any claim by the IRS that, if successful, would require the payment by the Company of an Additional Gross-Up Payment. If the Company notifies the Executive in writing that it desires to contest such claim, the Executive shall: (a) give the Company any information reasonably requested by the Company relating to such claim; (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to the Executive; (c) cooperate in good faith in order to effectively contest such claim; and (d) permit the Company to participate in any proceedings relating to such claim; provided that the Company shall bear and pay directly all attorneys fees, and all other costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for all taxes (including, without limitation, all federal, state and local income, employment and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in

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relation to the payment of such fees, costs and expenses or indemnification. Without limitation on the foregoing provisions of this Paragraph, and to the extent its actions do not unreasonably interfere with or prejudice the Executive’s disputes with the IRS as to other issues, the Company shall control all proceedings taken in connection with such contest, and in its reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the IRS in respect of such claim and may, at its sole option, either direct the Executive to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance an amount equal to such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from all taxes (including, without limitation, all federal, state and local income, employment and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, by no later than fifteen (15) days after any such amounts are due and payable; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to the Executive and the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue.

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7. Subsequent Recalculation.

In the event of a binding or uncontested determination by the IRS that Additional Excise Tax is payable with respect to any Company Payment made to the Executive, the Additional Gross-Up Payment payable hereunder with respect thereto shall be paid to the Executive, or to the IRS and other applicable taxing authorities for his benefit, by no later than ten (10) days after such determination. In the event of a binding or uncontested determination by the IRS that adjusts the computation set forth in the Determination so that the Executive received a Gross-Up Payment in excess of the amount required pursuant to this Exhibit A, then the Executive shall promptly pay to the Company (without interest) the amount of such excess; provided, however, that if any portion of a Gross-Up Payment that is to be refunded to the Company was paid to the IRS or to any state or local taxing authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive.

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EXHIBIT D

NONCOMPETITION AND NONSOLICITATION AGREEMENT

1.	General.

The terms of this Noncompetition and Nonsolicitation Agreement are made part of the Employment Agreement to which it is an exhibit, and, except as expressly provided in this Noncompetition and Nonsolicitation Agreement, shall be of unlimited duration. For purposes of this Exhibit, the “Noncompete Period” means that period commencing on the date the Executive’s employment or other service relationship with the Company and its subsidiaries or other entities controlled directly or indirectly by either (collectively, the “controlled affiliates”) began and ending [___] months after the Date of Termination. The “Nonsolicitation Period” shall be measured in the same manner and shall end [___] months after the Date of Termination. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement to which this Exhibit is attached.

2.	Confidential Information.

a.

The Executive acknowledges that the information, observations and data, including trade secrets, obtained by the Executive while employed or retained by the Company and its controlled affiliates concerning their business and affairs (collectively, “Confidential Information”) are the property of those entities.

Therefore, the Executive agrees that, except as required by law, court order, an arbitrator, a mediator or by other legal process, including, but not limited to, depositions, interrogatories, court testimony, arbitration, and the like, and except in connection with any litigation, arbitration or mediation involving the Employment Agreement (including the Exhibits thereto), including the

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enforcement of the Employment Agreement (including the Exhibits thereto), the Executive shall not at any time disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Company’s Board of Directors (which may delegate to an authorized officer authority to give such consent), unless and to the extent that: (i) the Confidential Information becomes generally known to and available for use by the public or generally known in the industry other than as a result of the Executive’s acts or omissions, (ii) the Executive discloses or uses such information in the performance of his duties as an employee and an officer of the Company (including services to its controlled affiliates) in the ordinary course of business, or (iii)the Executive discloses such information to third parties with whom the Company or its affiliates have entered into a non-disclosure agreement and such disclosure is made in the ordinary course performance of the Executive’s duties and responsibilities to the Company and its affiliates. The Executive shall deliver to the Company promptly following the termination of his employment, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying the Confidential Information or Work Product (as defined below) which the Executive may then possess or control, provided that the Executive may retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Company.

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b.

The Executive represents and warrants to the Company that, to the best of his knowledge, the Executive has nothing that contains any material information which belongs to any former employer that the Executive is not entitled to have or use for the benefit of the Company and its controlled affiliates. If at any time the Executive discovers that the foregoing statement is incorrect in any material respect, the Executive shall promptly return any such materials to the Executive’s former employer or obtain any necessary consents. The Executive understands that Company does not want any such materials, and that the Executive will not be permitted to use or refer to any such materials in the performance of the Executive’s duties.

3. Intellectual Property, Inventions and Patents.

The Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which (i) relate to the Company’s or any of its controlled affiliate’s actual or anticipated business, research and development or existing or future products or services and (ii) are conceived, developed or made by the Executive (whether individually or jointly with others) while employed by the Company or its affiliates or their predecessors in interest (collectively, “Work Product”), belong to the Company or such affiliate,

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as the case may be. The Executive shall disclose Work Product promptly to the Company or the applicable affiliate in the manner reasonably required under procedures established by those entities and, at the expense of the Company or applicable affiliate, as the case may be, perform all actions reasonably requested on behalf of any such entity (whether during or after any period of employment or engagement) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). The Employee acknowledges and agrees that the Company’s or applicable affiliate’s ownership of Work Product includes all future rights arising from the Work Product, which rights do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed.

4.	Non-competition and Non-solicitation.

a.

Non-competition. The Executive acknowledges that, during the course of the Executive’s employment or similar engagement with the Company and its controlled affiliates (including their respective predecessors in interest), the Executive has or will become familiar with the trade secrets of, and other Confidential Information concerning, those entities and that the Executive’s services have been, and are reasonably expected to be, of special, unique and extraordinary value to the Company and its affiliates. As a result, the Executive agrees that, during the Noncompete Period, the Executive shall not directly or indirectly own any interest in, manage, control, participate in, be employed by, consult with, render services for, or in any manner engage in any Competing Business within any geographical area in which the Company or any of its controlled affiliates engage or have active plans at the Date of Termination to

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engage in such businesses. The Executive acknowledges and agrees that this restriction is without specific geographic limitation inasmuch as the Company and its affiliates conduct business on a nationwide and international basis, that its sales and marketing prospects are for continued expansion both nationally and internationally, that access to the Company’s Confidential Information would provide any national or international competitor with an unfair competitive advantage, and that, therefore, the restrictions set forth in this section are reasonable and properly required for the adequate protection of the legitimate interests of the Company. Nothing herein shall prohibit the Executive from owning beneficially not more than 2% of any class of outstanding equity securities or other comparable interests of any issuer that is publicly traded, so long as the Executive has no active participation in the business of such issuer. For purposes hereof, the term “Competing Business” means any business that is engaged in the production or sale of phosphates or other products that compete with the products produced, distributed or sold by the Company or its controlled affiliates (or are in the process of being actively developed by such entities) as of the Date of Termination. This restriction shall not prevent the Executive from working for a subsidiary, division, venture or other business or functional service unit (collectively a “Unit”) of a Competing Business so long as (i) such Unit is not itself a Competing Business, (ii) the Executive does not manage or participate in business activities or projects of any Unit that is a Competing Business, and (iii) the Executive otherwise strictly complies with the restrictive covenants contained in this Exhibit. The term “Competing Business” shall not include any

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business entity set forth on Schedule 1 to this Agreement (or any wholly-owned subsidiary thereof), which Schedule 1 may be modified by written agreement of the Company and Executive from time to time. This list is not intended to an all- inclusive list of those Businesses that are not competing Businesses and the exclusion of a business entity from this list does not itself suggest that such business entity is a Competing Business.

b.

Non-solicitation. During the Nonsolicitation Period, the Executive shall not directly or indirectly through another person or entity: (i) induce or attempt to induce any executive or other key employee of the Company or any controlled affiliate to leave the employ of any of those entities, or in any way interfere with the relationship between the Company or any such affiliate and any such person; (ii) hire or offer to hire any person who was an executive or other key employee of the Company or any controlled affiliate at any time within the one year period prior to an offer of employment to such person ; or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any controlled affiliate to cease doing business with any Company-affiliated entity, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Company affiliated entity. The following shall not be deemed a violation of this provision (a) providing customary business references for Company executives or other key employees at their request, (b) being involved in a general solicitation to the public of general advertising, or (c) if an entity with which the Executive is associated hires or engages any employee of the Company or any of its controlled

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affiliates, if the Executive was not, directly or indirectly, involved in hiring or identifying such person as a potential recruit or assisting in the recruitment of such employee. For purposes hereof, the Executive shall only be deemed to have been involved “indirectly” in soliciting, hiring or identifying an employee if the Executive (x) directs a third party to solicit or hire the Employee, (y) identifies an employee to a third party as a potential recruit or (z) aids, assists or participates with a third party in soliciting or hiring an employee.

5.	Nature of Restrictive Covenants; Enforcement.

a.

For purposes of enforcement, the restrictive covenants contained in this schedule are independent of any other provision of this Exhibit. As a result, the existence of any claim or right of set-off that the Executive may have or allege against the Company, whether based on this Exhibit or otherwise, shall not prevent the enforcement of the covenants or be deemed to mitigate any harm suffered by the Company.

b.

Because the Executive’s services are unique (resulting in the Company’s need for the restrictions in this schedule) and because the Executive has access to Confidential Information, Work Product and other proprietary resources representing valuable assets of the Company, the parties agree that the Company and its affiliates might suffer irreparable harm from a breach or threatened breach by the Executive of the restrictions set forth in this Exhibit and that money damages would not be an adequate remedy for any such non-compliant conduct.  In the event of a breach or threatened breach of the restrictive covenants in this Exhibit, the Company (including its affected affiliates and their respective

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successors or assigns) in addition to other rights and remedies existing in their favor, shall be entitled to seek specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions in this Exhibit (without posting a bond or other security, any requirement of which is waived by the Executive). In the event of any breach by the Executive of the restrictions set forth in this Exhibit, the Noncompete Period shall be tolled until such breach has been cured. If, at the time of enforcement, a court holds that restrictions contained in this Exhibit are unreasonable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances (or as otherwise allowed by governing law) are to be substituted for the stated period, scope or area provided in this Exhibit, and the restrictions are to be deemed reformed to that extent and shall be enforceable as so reformed to the fullest extent permitted by law to provide protection to the Company.

The Executive acknowledges and agrees that (i) the restrictions contained in this Exhibit are reasonable and will not subject him to undue hardship, (ii) the Executive has had the opportunity to review these restrictions and the other provisions of this Agreement with legal counsel and such other advisors as the Executive deems appropriate, (iii) the Executive has carefully read and fully understands all of the provisions of this Exhibit, and (iv) the Executive is voluntarily entering into the Employment Agreement containing this Exhibit without any reliance upon any representations or statement made by the Company with regard to the subject matter, basis or effect of this Exhibit, other than those in writing, including those contained in the Employment Agreement and this Exhibit.

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successors or assigns) in addition to other rights and remedies existing in their favor, shall be entitled to seek specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions in this Exhibit (without posting a bond or other security, any requirement of which is waived by the Executive). In the event of any breach by the Executive of the restrictions set forth in this Exhibit, the Noncompete Period shall be tolled until such breach has been cured. If, at the time of enforcement, a court holds that restrictions contained in this Exhibit are unreasonable under circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances (or as otherwise allowed by governing law) are to be substituted for the stated period, scope or area provided in this Exhibit, and the restrictions are to be deemed reformed to that extent and shall be enforceable as so reformed to the fullest extent permitted by law to provide protection to the Company.

The Executive acknowledges and agrees that (i) the restrictions contained in this Exhibit are reasonable and will not subject him to undue hardship, (ii) the Executive has had the opportunity to review these restrictions and the other provisions of this Agreement with legal counsel and such other advisors as the Executive deems appropriate, (iii) the Executive has carefully read and fully understands all of the provisions of this Exhibit, and (iv) the Executive is voluntarily entering into the Employment Agreement containing this Exhibit without any reliance upon any representations or statement made by the Company with regard to the subject matter, basis or effect of this Exhibit, other than those in writing, including those contained in the Employment Agreement and this Exhibit.

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